Exhibit 16.c.
www.tannerco.com

August 26, 2002


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission

Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 2049

Re:      SULPHCO, INC.
         SEC File No. 0-27599

Dear Sirs/Madam:

         We have read the disclosures provided by SulphCo, Inc. in its filing of Form 8-K/A dated August 22, 2002 and we are in agreement with the statements made under Item 4 - Changes in Registrant's Certifying Accountant as it relates to Tanner + Co except as noted below:

         We are not in a position to agree or disagree with the information contained in the third and fourth paragraphs, the reference to reports issued by
W. Dale McGhie, or the information on pages six and seven concerning the steps the Company is taking to alleviate conditions cited in the letter dated April 5, 2002, attached as an exhibit.

                                                     Sincerely,

                                                     /s/ Tanner + Co.
                                                     ----------------
                                                         Tanner + Co.



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